UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2013

Date of Report (Date of earliest event reported)

DIRECTV

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2260 East Imperial Highway
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 964-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Indenture

On May 20, 2013, DIRECTV Holdings LLC (“Holdings”) and DIRECTV Financing Co., Inc. (“Finance Co.” and collectively with Holdings, the “Issuers”) completed their public offering of €500,000,000 aggregate principal amount of the Issuers’ 2.750% senior notes due 2023 (the “Notes”).  The Notes are governed by an Indenture, dated as of September 14, 2012 (the “Base Indenture”), among the Issuers, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by the first supplemental indenture, dated as of September 14, 2012 (the “First Supplemental Indenture”), as further supplemented by the second supplemental indenture, dated as of January 15, 2013 (the “Second Supplemental Indenture”) and as further supplemented by the third supplemental indenture, dated as of May 20, 2013 (the “Third Supplemental Indenture,” and together with the Second Supplemental Indenture, the First Supplemental Indenture and the Base Indenture, the “Indenture”).

The Notes are unsecured senior obligations of the Issuers and rank equally in right of payment with all of the Issuers’ existing and future senior debt and rank senior in right of payment to all of the Issuers’ future subordinated debt, if any.  The Notes are guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by DIRECTV, Holdings’ parent, and all of Holdings’ material existing domestic subsidiaries and by certain of its future subsidiaries on a joint and several basis (the “Guarantors”).

Among other things, the Indenture provides that the Notes are redeemable in whole or in part at the option of the Issuers at a redemption price equal to the greater of the principal amount of the Notes and a “make whole” price equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association)) using a discount rate equal to the Comparable Government Bond Rate (as defined in the Third Supplemental Indenture) plus 25 basis points, plus accrued and unpaid interest, if any, to the date of redemption.

The Indenture contains customary covenants, including restrictions on the ability of Holdings or any of its subsidiaries to create liens and on the ability of Holdings and certain Guarantors to consolidate, merge or convey or transfer substantially all of their assets.  The indenture also contains customary events of default and provides that any Guarantor may be automatically released from its obligations under the terms specified in the Indenture.

The net proceeds from this offering were approximately €494 million (approximately $642 million), after expenses and underwriting commissions.  The Issuers intend to use the net proceeds from this offering for general corporate purposes, which may include a distribution to DIRECTV, Holding’s parent, for its share repurchase plan or for other corporate purposes. Interest accrues on the Notes from May 20, 2013 and interest will be paid annually in cash in arrears on May 19 of each year commencing on May 19, 2014.  The press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Notes were offered and sold by the Issuers pursuant to a registration statement on Form S-3 (File No. 333-168705) (the “Registration Statement”).

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.1 to DIRECTV’s Current Report on Form 8-K filed September 14, 2012, to the full text of the First Supplemental Indenture, which is filed as Exhibit 4.2 to DIRECTV’s Current Report on Form 8-K filed September 14, 2012, to the full text of the Second Supplemental Indenture, which is filed as Exhibit 4.1 to DIRECTV’s Current Report on Form 8-K filed January 15, 2013 and to the full text of the Third Supplemental Indenture, which is filed as Exhibit 4.1 hereto.  Each of the foregoing documents is incorporated by reference herein.

In connection with the offering of the Notes, the Issuers are filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Securities.  Such opinion is incorporated by reference into the Registration Statement.

Item 2.03.  Creation of a Direct Financial Obligation.

The disclosure under Item 1.01 above under the heading “Indenture” of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description
4.1

Third Supplemental Indenture, dated as of May 20, 2013, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 2.750% Notes due 2023 (included in Exhibit 4.1).
5.1	Opinion of Weil, Gotshal and Manges LLP.
99.1	Press Release, dated May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV

	By:	/s/ Keith U. Landenberger
Name: Keith U. Landenberger
Title: Senior Vice President

Date: May 20, 2013

EXHIBIT INDEX

Exhibit No.	Description
4.1

Third Supplemental Indenture, dated as of May 20, 2013, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 2.750% Notes due 2023 (included in Exhibit 4.1).
5.1	Opinion of Weil, Gotshal and Manges LLP.
99.1	Press Release, dated May 20, 2013.